UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Leslie V. Norwalk
On April 28, 2015, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”), in accordance with the Amended and Restated Bylaws of the Company, as amended, unanimously appointed Leslie V. Norwalk to serve on the Board as a Class I member, effective May 1, 2015. Following Ms. Norwalk’s appointment, Class I will consist of two directors whose terms of office expire at the 2017 annual meeting of stockholders. To date, Ms. Norwalk has not been appointed to serve on any committees of the Board. There are no arrangements or understandings between Ms. Norwalk and any other persons pursuant to which she was appointed to serve on the Board. There are no transactions between the Company and Ms. Norwalk that are reportable under Item 404(a) of Regulation S-K.
Ms. Norwalk, age 49, previously served as a member of the board of directors of Volcano Corporation, a publicly-held medical device company acquired by Phillips USA in February 2015. Since 2007, Ms. Norwalk has served as a Strategic Advisor and Strategic Counsel to Epstein Becker & Green, P.C., a law firm, and two consulting agencies: EBG Advisors, Inc., and National Health Advisors. Ms. Norwalk is an Operating Partner at Enhanced Equity Fund, L.P., a private equity firm, and also serves as an advisor to Warburg Pincus LLC, and Ferrer Freeman & Company, both private equity firms. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services, or CMS, where she managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, the survey and certification of health care facilities and other federal health care initiatives. For four years prior to that, Ms. Norwalk was the agency’s Deputy Administrator, responsible for the implementation of the changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, Ms. Norwalk practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk also serves on the boards of directors of multiple private entities and as a member of the International Advisory Council at APCO Worldwide Inc. Ms. Norwalk earned a J.D. degree from the George Mason University School of Law and a bachelor’s degree, cum laude, in Economics and International Relations from Wellesley College. As reflected in the biographical information summarized above, Ms. Norwalk has extensive and diverse experience in the health care industry and extensive knowledge of health care policy.
Ms. Norwalk will receive an annual cash retainer of $40,000, payable quarterly in arrears, and reimbursement for certain travel and other out-of-pocket expenses. Furthermore, in connection with her appointment to the Board, Ms. Norwalk, as a non-employee director, will receive a restricted stock unit convertible into $200,000 of shares of the Company’s common stock, which will vest in four equal annual installments. In addition, as a non-employee director, Ms. Norwalk will receive at each annual stockholders’ meeting during her term, after she has served on the Board for at least six months, a restricted stock unit convertible into $100,000 of shares of the Company’s common stock, which will vest in full on the first anniversary of the grant date.
A copy of the press release announcing Ms. Norwalk’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: April 30, 2015	/s/ Shelley B. Thunen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 29, 2015.